Exhibit 99.1

Orbital Energy Group Reports First Quarter 2020
Financial Results

Long-Term Business Fundamentals Remain Positive as Transformation into a
Diversified Energy and Infrastructure Solutions Company Continues

HOUSTON, May 20, 2020 -- Orbital Energy Group, Inc. (Nasdaq: OEG) (“Orbital Energy” or the “Company”) today reported unaudited financial results for the three months ended March 31, 2020.

Financial and Operating Highlights:

●	Reported total revenues of $5.7 million for the first quarter of 2020, compared to $5.5 million for the first quarter of 2019;

●

Gross profit was $559,000 for the first quarter of 2020, compared to $1.2 million for the first quarter of 2019, the decline attributable entirely to start-up costs at the Company's Orbital Power Services group and expected to improve throughout the remainder of 2020;

●	Gross margin was 9.8% for the first quarter of 2020, compared to 21.7% for the first quarter of 2019, respectively;

●

Operating loss was $7.1 million for the first quarter of 2020, compared to $4.2 million in the prior year period, mainly due to higher SG&A associated with Orbital Power Services start-up costs and acquisition-related expenses;

●

Held Cash and cash equivalents of $6.7 million and Restricted cash of $1.0 million as of March 31, 2020, with increased uses of cash in the first quarter primarily related to acquisition activity, working capital adjustment on sale of CUI Power business, normal administrative costs and start-up costs for Orbital Power Services;

●	Energy segment backlog was $9.5 million at March 31, 2020, down slightly from $9.6 million at December 31, 2019 due to lower translation rates in the U.K and timing of customer projects;

●

Subsequent to quarter end, completed the acquisition of Reach Construction Group (“Reach”), an engineering, procurement and construction (“EPC”) company with expertise in the utility scale solar renewable energy industry; and

●	Consummated the Company’s name change to Orbital Energy Group, Inc., listed for trading under ticker symbol ‘OEG’ as of May 11, 2020.

Commentary

“During the first quarter, we continued to move forward with our transformational strategy to become a diversified energy infrastructure services company,” said Jim O'Neil, vice chairman and CEO of Orbital Energy. “We successfully completed our accretive, platform acquisition of Reach Construction Group, a utility scale solar engineering, procurement, and construction services company. At the same time, we expanded our capabilities in Houston to capitalize on secular trends in the North American renewable energy market. Complementing this, we continued to develop our Orbital Power Services operation in Dallas, which is focused on electric transmission and distribution services. With this foundation in place and the divestiture of our non-energy related businesses last year, we are well positioned to establish ourselves as a leading energy services infrastructure company.”

Mr. O’Neil continued, “While we began to experience the impact of COVID-19 on construction activity in the first quarter of this  year, we continue to operate in all areas of our business as an essential service provider. However, we have seen a significant decrease in business opportunities company-wide. Despite uncertainty in our near-term construction outlook, our long-term business fundamentals remain intact. The number one priority during this pandemic is the health and safety of our employees. Accordingly, we have taken actions to protect our employees, focus on business continuity and bolster our liquidity. Looking forward, we remain confident our strong foundation of energy-focused operations will be successful in capitalizing on the attractive underlying market fundamentals and long-term secular growth trends in the energy infrastructure market. By following this course, we will continue to build a diversified platform for growth and generate greater value for our shareholders once normal commerce resumes and our nation’s economy recovers.”

Conference Call

Management will host a conference call today, May 20, 2020 at 5:00 PM ET to discuss these results as well as recent corporate developments. After management's opening remarks, there will be a question and answer period. To access the call, please dial (888) 734-0328 and provide conference ID 1038588. For international callers, please dial (678) 894-3054. The live webcast of the conference call and accompanying slide presentation can be accessed through the 'Events & Presentations' page of the Orbital Energy Investor Relations website (www.orbitalenergygroup.com).

For those unable to attend the live call, a telephonic replay will be available until June 5, 2020. To access the replay of the call dial (855) 859-2056 or (404) 537-3406 and provide conference ID 1038588. An archived copy of the webcast and slide presentation will also be available on the 'Events & Presentations' page of the Orbital Energy Investor Relations website.

About Orbital Energy Group

Orbital Energy Group, Inc. (Nasdaq: OEG), formerly known as CUI Global, Inc., is creating a diversified energy services platform through the acquisition and development of innovative companies. Orbital Energy’s group of businesses includes: Orbital Gas Systems, Inc., Orbital Power Services and Orbital Solar Services. Orbital Gas Systems is a 30-year leader in innovative gas solutions, serving the energy, power and processing markets through the design, installation and commissioning of industrial gas sampling, measurement and delivery systems. Orbital Power Services provides engineering, construction, maintenance and emergency response solutions to the power, utilities and midstream markets. Orbital Solar Services provides engineering, procurement and construction (“EPC”) expertise in the renewable energy industry and established relationships with solar developers and panel manufacturers in the utility scale solar market. As a publicly traded company, Orbital Energy is dedicated to maximizing shareholder value. But most important, our commitment to conduct business with a high level of integrity, respect, and philanthropic dedication allows the organization to make a difference in the lives of their customers, employees, investors and global community.

For more information please visit: www.orbitalenergygroup.com

Important Cautions Regarding Forward Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The Company may experience significant fluctuations in future operating results due to a number of economic, competitive, and other factors, including, among other things, our reliance on third-party manufacturers and suppliers, government agency budgetary and political constraints, new or increased competition, changes in market demand, and the performance or reliability of our products. These factors and others could cause operating results to vary significantly from those in prior periods, and those projected in forward-looking statements. Additional information regarding these and other factors, which could materially affect the Company and its operations, are included in certain forms the Company has filed with the Securities and Exchange Commission.

Investor Relations:
KCSA Strategic Communications
David Hanover
T: 212-896-1220
orbital@kcsa.com

Orbital Energy Group, Inc.

Consolidated Balance Sheets

	March 31,	December 31,
(in thousands, except share and per share amounts)	2020	2019

Assets:
Current Assets:
Cash and cash equivalents	$6,740	$23,351
Trade accounts receivable, net of allowance of $52 and $47, respectively	3,853	5,295
Inventories	1,186	1,631
Contract assets	2,716	2,309
Note receivable, current portion	3,000	—
Convertible note receivable	200	—
Prepaid expenses and other current assets	3,866	2,215
Assets held for sale - current	8,344	6,893
Total current assets	29,905	41,694

Property and equipment, less accumulated depreciation of 1,514 and $1,441, respectively	5,323	4,454
Investment in VPS - equity method	4,419	4,865
Right of use assets - Operating leases	6,329	5,524
Other intangible assets, less accumulated amortization of $10,920 and $11,191, respectively	3,714	4,298
Restricted cash	1,027	—
Note receivable	3,322	3,253
Deposits and other assets	990	70
Total assets	$55,029	$64,158

Liabilities and Stockholders' Equity:
Current Liabilities:
Accounts payable	$1,899	$2,904
Notes payable, current	966	473
Operating lease obligations - current portion	1,082	821
Accrued expenses	2,041	5,159
Contract liabilities	1,849	1,668
Liabilities held for sale, current	5,597	4,970
Total current liabilities	13,434	15,995
Operating lease obligations, less current portion	5,247	4,852
Other long-term liabilities	188	194
Total liabilities	18,869	21,041

Commitments and contingencies

Stockholders' Equity:
Preferred stock, par value $0.001; 10,000,000 shares authorized; no shares issued at March 31, 2020 or December 31, 2019	—	—
Common stock, par value $0.001; 325,000,000 shares authorized; 28,420,685 shares issued and outstanding at March 31, 2020 and 28,383,373 shares issued and outstanding at December 31, 2019	29	29
Additional paid-in capital	170,115	170,106
Treasury stock at cost; 353,063 shares held at March 31, 2020 and December 31, 2019	(413)	(413)
Accumulated deficit	(129,615)	(122,234)
Accumulated other comprehensive loss	(3,956)	(4,371)
Total stockholders' equity	36,160	43,117
Total liabilities and stockholders' equity	$55,029	$64,158

Orbital Energy Group, Inc.

Consolidated Statements of Operations

	(Unaudited)
	For the Three Months
(in thousands, except share and per share amounts)	Ended March 31,
	2020	2019

Revenues	$5,688	$5,458

Cost of revenues	5,129	4,271

Gross profit	559	1,187

Operating expenses:
Selling, general and administrative expense	7,192	4,835
Depreciation and amortization	407	406
Research and development	17	52
Provision for (credit to) for bad debt	6	67
Other operating (income) expense	—	(2)

Total operating expenses	7,622	5,358

Continuing loss from operations	(7,063)	(4,171)

Other (expense) income	(1,032)	249
Interest expense	(11)	(9)

Loss from continuing operations before income taxes and equity in net loss of affiliate	(8,106)	(3,931)
Net loss of affiliate	(446)	—
Loss from continuing operations before taxes	(8,552)	(3,931)

Income tax benefit	(1,600)	(174)

Loss from continuing operations, net of income taxes	(6,952)	(3,757)

Discontinued operations
(Loss) income from operations of discontinued power and electromechanical components businesses	(486)	975
Income tax (benefit) expense	(57)	221
(Loss) income from discontinued operations, net of income taxes	(429)	754

Net loss	$(7,381)	$(3,003)

Basic and diluted weighted average common shares outstanding	28,420,730	28,583,600

Loss from continuing operations per common share - basic and diluted	$(0.24)	$(0.13)

(Loss) income from discontinued operations - basic and diluted	$(0.02)	$0.02

Loss per common share - basic and diluted	$(0.26)	$(0.11)

Orbital Energy Group, Inc.

Consolidated Statements of Cash Flow

	For the Three Months
(in thousands)	Ended March 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,381)	$(3,003)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	154	277
Amortization of intangibles	332	468
Amortization of note receivable discount	(69)	—
Stock issued and stock to be issued for compensation, royalties and services	3	51
Non-cash loss on equity method investment in VPS	446	—
Provision for bad debt expense	6	106
Deferred income taxes	10	—
Inventory reserve	(113)	113
Non-cash unrealized foreign currency losses (gains)	1,256	(218)
Gain on disposal of assets	—	(2)
(Increase) decrease in operating assets:
Trade accounts receivable	1,502	1,130
Inventories	(1,839)	82
Contract assets	(480)	(841)
Prepaid expenses and other current assets	(875)	122
Right of use assets - Operating leases	(703)	283
Deposits and other assets	(874)	—
Increase (decrease) in operating liabilities:
Accounts payable	301	(279)
Operating lease liabilities	581	(264)
Accrued expenses	(245)	(1,143)
Refund liabilities	—	177
Contract liabilities	264	220
NET CASH USED IN OPERATING ACTIVITIES	(7,724)	(2,721)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,278)	(69)
Working capital adjustment on Power group disposition	(2,804)	—
Proceeds from sale of property and equipment	—	2
Cash paid for other intangible assets	(4)	(148)
Cash paid for convertible notes receivable	(200)	—
Cash paid for related party note receivable	(3,000)	—
Cash paid for equity-method Investment	(97)	(345)
NET CASH USED IN INVESTING ACTIVITIES	(7,383)	(560)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from overdraft facility	—	5,272
Payments on overdraft facility	—	(5,681)
Proceeds from line of credit	—	7,916
Payments on line of credit	—	(7,436)
Payments on financing lease obligations	(1)	(1)
Payments on notes payable	(428)	—
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(429)	70

Effect of exchange rate changes on cash	(48)	25
Net decrease in cash, cash equivalents and restricted cash	(15,584)	(3,186)
Cash, cash equivalents and restricted cash at beginning of period	23,351	4,502

CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$7,767	$1,316

Reconciliation of Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) are non-GAAP financial measures and are reconciled in the table below. These non-GAAP financial measures do not represent funds available for management's discretionary use and is not intended to represent cash flow from operations. EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) should not be construed as a substitute for net loss or as a better measure of liquidity than cash flow from operating activities, which is determined in accordance with United States generally accepted accounting principles ("GAAP"). EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) exclude components that are significant in understanding and assessing the company's results of operations and cash flows. In addition, EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) are not terms defined by GAAP and as a result our measure of EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) might not be comparable to similarly titled measures used by other companies. However, EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) are used by management to evaluate, assess and benchmark the company's operational results and the company believes EBITDA, Adjusted EBITDA, and Adjusted Net Income (loss) are relevant and useful information which are often reported and widely used by analysts, investors and other interested parties in the Company's industry. Accordingly, the Company is disclosing this information to permit a more comprehensive analysis of its operating performance, to provide an additional measure of performance and liquidity and to provide additional information with respect to the Company's ability to meet future debt service, capital expenditure and working capital requirements. Adjusted Net Income (loss) eliminates the amortization expenses associated with intangible assets acquired with Orbital Gas Systems Limited and CUI-Canada, as well as non-cash expenses associated with impairments, Gains on sale of businesses, non-cash gains and losses related to the Company's equity method investment in VPS and stock and stock options for compensation, royalties and services during the period.

(in thousands)	For the Three Months Ended
(Unaudited)	March 31
	2020	2019
EBITDA:
Net loss	$(7,381)	$(3,003)
Plus Interest expense	11	85
Plus: (Benefit) provision for taxes	(1,657)	47
Plus: Depreciation and amortization	486	745
EBITDA	$(8,541)	$(2,126)

Adjusted EBITDA:
Plus: Bad debt	6	106
Plus: Stock and stock to be issued for compensation, royalties and services	3	51
Plus: Non-cash loss on equity method investment in VPS	446	—
Adjusted EBITDA	$(8,086)	$(1,969)

Adjusted net income (loss):

Net loss	$(7,381)	$(3,003)
Amortization expense of Orbital and CUI-Canada acquisition intangibles	196	300
Plus: Stock and stock to be issued for compensation, royalties and services	3	51
Plus: Non-cash loss on equity method investment in VPS	446	—
Adjusted net loss	$(6,736)	$(2,652)